EXHIBIT 5.01

                       Opinion Of Gregory L. Hrncir, Esq.


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                             Gregory L. Hrncir, Esq.
                                 4147 Sumac Dr.
                             Sherman Oaks, Ca 91403

September 27, 2004

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

RE:   GAMING & ENTERTAINMENT GROUP, INC.;
      2004 STOCK OPTION AND INCENTIVE PLAN
      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         As counsel to Gaming & Entertainment Group, Inc., a Utah corporation (the "Company"), I am rendering this opinion in connection with the registration by the Company of 3,000,000 shares (the "Shares") of common stock, $0.01 par value, of the Company and the proposed sale thereof. The Shares are to be issued and sold in connection with the Company's 2004 Stock Option and Incentive Plan.

         I have examined all instruments, documents and records that I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.

         Based on such examination and subject to the limitations hereinabove provided, I am of the opinion that the Company has the full power and authority under the laws of the State of Utah, and under the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, to issue the Shares and that such Shares are validly authorized shares of common stock of the Company, and when issued, upon receipt of payment therefor, will be legally issued, fully paid and nonassessable and not subject to any preemptive or similar rights.

         I hereby consent to the filing of the foregoing opinion as an exhibit to the above-referenced registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to the use of my name in such registration statement.

Very truly yours,

/s/ Gregory L. Hrncir

GREGORY L. HRNCIR

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